UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900
Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 392-3419

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer, Principal Executive Officer and Director

Effective February 13, 2025, Milton H. Werner, Ph.D. resigned as President, Chief Executive Officer and principal executive officer of Inhibikase Therapeutics, Inc. (the “Company”) and as a member of the Board of Directors (the “Board”) of the Company (the “Resignation”). Dr. Werner’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

In connection with the Resignation, Dr. Werner and the Company entered into a separation agreement (the “Separation Agreement”) pursuant to which, Dr. Werner is entitled to receive severance benefits pursuant to the terms of his employment agreement with the Company, which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on July 23, 2020.

The Company has also entered into a consulting agreement with Dr. Werner (the “Consulting Agreement”) pursuant to which, Dr. Wener will provide certain services to the Company through May 13, 2025. As consideration for such services, Dr. Werner will receive a monthly fee in the amount of $44,583.33 until such time as the Consulting Agreement is terminated or an amount pro-rated in any month wherein the consulting relationship with the Company has been terminated. Dr. Werner’s equity awards shall continue to vest for so long as he has a service relationship with the Company under the Consulting Agreement, with 100% of the performance-based equity awards that subject to achievement of milestones becoming fully vested and exercisable upon the completion of the term of the Consulting Agreement. All vested equity awards at the completion of the term of the Consulting Agreement shall remain exercisable until the end of the original option term.

The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and is incorporated by reference.

Appointment of Chief Executive Officer, Principal Executive Officer and Director

Effective February 14, 2025, the Board appointed Mark Iwicki as President, Chief Executive Officer and principal executive officer of the Company (the “Appointment”). In connection with the Appointment, the Board appointed Mr. Iwicki to serve as a Class I director of the Board to fill the vacancy created by Dr. Werner’s resignation.

Mr. Iwicki, 58, has more than 30 years of biopharmaceutical industry experience. He was previously Chief Executive Officer of KALA BIO from September 2015 to February 2025. Mr. Iwicki currently serves as the Chair of board of directors of KALA BIO and also serves on the boards of directors of Nimbus, Akero Therapeutics, Third Harmonic Bio, Q32 Bio and Merus. He previously served as President and Chief Executive Officer of Civitas Therapeutics and Sunovion Pharmaceuticals Inc. He was also President and Chief Executive Officer of Blend Therapeutics, and President and Chief Operating Officer at Sepracor. Earlier in his career, he was Vice President and Business Unit Head at Novartis Pharmaceuticals Corporation and held management positions at Astra Merck Inc. and Merck & Co. He previously served on the board of Aimmune Therapeutics. Mr. Iwicki holds a B.S. in Business Administration from Ball State University and an M.B.A. from Loyola University.

On February 11, 2025, the Company entered into an employment agreement with Mr. Iwicki (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Iwicki will be paid an annual base salary of $710,000 and is eligible for an initial annual performance-based incentive cash bonus in an amount up to 60% of his annual base salary. In connection with his appointment, Mr. Iwicki was granted an aggregate of 15,061,377 stock options to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), consisting of (i) stock options (the “Hire Options”) to purchase up to 6,168,148 shares of Common Stock shall vest in 48 substantially equal monthly installments, (ii) stock options (“Warrant Adjustment Options”) to purchase up to 6,837,180 shares of Common Stock shall vest in 48 substantially equal monthly installments and become exercisable in an amount proportional to the number of exercised Series A-1 Warrants and Series B-1 Warrants of the Company, and (iii) a stock option (“Milestone Option”) to purchase up to 2,056,049 shares of Common Stock, which shall vest in 48 substantially equal monthly installments, subject to the achievement of certain performance-based vesting condition. Pursuant to the Employment Agreement, Mr. Iwicki is also eligible to receive a potential future stock option (“Adjustment Option,” together with the Hire Options, Warrant Adjustment Options, Milestone Option, the “Options”) to purchase such number of shares of Common Stock, that assuming full vesting of the Hire Options and the Warrant Adjustment Options, the total shares underlying the Adjustment Option, Hire Options and Warrant Adjustment Options shall constitute 6.0% of the Company’s fully diluted capitalization, subject to the achievement of certain conditions. In the event Mr. Iwicki’s employment is terminated for any reason, the Company shall pay or provide to Mr. Iwicki (i) any base salary earned through the date of termination, (ii) unpaid expense reimbursements, and (iii) any vested benefits Mr. Iwicki may have under any employee benefit plan of the Company through the date of termination (the “Accrued Obligations”). In the event Mr. Iwicki’s employment is terminated by the Company without Cause or by Mr. Iwicki for Good Reason outside of the Change in Control Period, in addition to the Accrued Obligations, subject to his signing and complying with a release agreement and the release agreement becoming irrevocable, Mr. Iwicki will be entitled to (i) cash payment equal to the sum of (A) twenty-four (24) months of his annual base salary plus (B) 200% of his target annual performance bonus, (ii) receive any earned but unpaid bonus from the fiscal year prior to the year in which the date of termination occurs, (iii) receive a pro-rated bonus for the fiscal year in which the date of termination occurs, (iv) receive a monthly payment equal to the monthly employer contribution the Company would have made to provide health insurance had he remained employed, paid to either the group health plan provider, the COBRA provider or directly to him for up to twenty-four (24) months, and (v) partial accelerated vesting of his outstanding Options that are subject to time-based vesting with respect to the same number of shares that would have vested if he had remained employed for an additional twenty-four (24) months following the date of termination, with such Options vesting immediately on the later of the termination date or the effective date of the release agreement, provided that the Warrant Adjustment Option will only become exercisable if and when the Warrant Adjustment Option would otherwise be exercisable pursuant to its respective terms. The terms “Cause,” “Good Reason”, “Change in Control Period” and “Restrictive Covenant Agreement” are each defined in the Employment Agreement.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and is incorporated by reference.

Mr. Iwicki has also entered into the Company’s standard form of officer indemnification agreement, which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed on July 23, 2020.

No family relationships exist between Mr. Iwicki and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Iwicki and any other person pursuant to which Mr. Iwicki was selected as the President and Chief Executive Officer, nor are there any transactions to which the Company is or was a participant in which Mr. Iwicki has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On February 18, 2025, the Company issued a press release entitled “Inhibikase Appoints Industry Veteran Mark Iwicki as CEO to Drive Next Stage of Company’s Growth.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release issued by Inhibikase Therapeutics, Inc., dated February 18, 2025, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025	INHIBIKASE THERAPEUTICS, INC.

	By:	/s/ Garth Lees-Rolfe
Garth Lees-Rolfe
Chief Financial Officer